Exhibit 3.2

FOURTH AMENDED AND RESTATED BY-LAWS

OF

OMNICARE, INC.
(a Delaware corporation)

ARTICLE I

Meetings of Stockholders

Section 1.01. Place.  Meetings of stockholders may be held at any place, within or outside the State of Delaware, as designated by the Board of Directors.

Section 1.02. Annual Meetings.

(a) General Rule.  An annual meeting of stockholders entitled to notice thereof and to vote thereat pursuant to the provisions of the Certificate of Incorporation for the purpose of electing directors and transacting such other business as may come before it shall be held each year on such day and at such hour as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

(b) Business to be Conducted.  Only such business shall be conducted at the annual meeting as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized Committee thereof), (b) brought before the meeting by or at the direction of a majority of the total number of directors which the corporation would have if there were no vacancies, or (c) otherwise properly requested to be brought before the meeting by a stockholder of record of the corporation who was a stockholder of record at the time of the giving of the notice provided for in Section 1.06, who is entitled to vote at the meeting and who has complied with the procedures of Section 1.02(c) and (d).

(c) Determination of Propriety of Business.  The chairman of an annual meeting shall, if he determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 1.02 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicits (or is part of a group which solicits), or fails to solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s notice as required by this Section 1.02), and if he should so determine, he shall so declare to the meeting any such business not properly brought before the meeting shall not be transacted, and such business shall be disregarded.

(d) Stockholder Proposals.  In addition to any other applicable requirements, for business to be properly requested to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing in proper form to the Secretary, such business must be a proper matter for stockholder action under the Delaware General Corporate Law (“DGCL”) and, if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, solicits or participates in the solicitation of proxies in support of such proposal, the stockholder must have timely indicated its, or such beneficial owner’s, intention to do so as provided below.  To be timely, a stockholder’s notice must be delivered to, or mailed to and received by, the Secretary of the corporation at the principal executive offices of the corporation not more than 120 days nor less than 90 days prior to the anniversary date of the prior year’s annual meeting of the stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the corporation not more than 120 days prior to such annual meeting and not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of a meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  For purposes of this Section 1.02, the date of public announcement of a meeting or of an adjournment or postponement of a meeting shall include, but not be limited to, the date on which disclosure of the date of the meeting, adjournment or postponement is released to a national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder (the “Exchange Act”).

(e) Form of Stockholder Proposals.  To be in proper form, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf such proposal is being made, (c) the class and number of shares of the corporation which are owned beneficially and of record by the stockholder and the beneficial owner, (d) any material interest of the stockholder or beneficial owner in such business, (e) any other information that is required to be provided by the stockholder or beneficial owner pursuant to Section 14 of the Exchange Act, in such stockholder’s or beneficial owner’s capacity as a proponent of the stockholder proposal, and (f) whether either such stockholder or beneficial owner, alone or as part of a group, intends to deliver a proxy statement and/or form of proxy or to otherwise solicit or participate in the solicitation of proxies in favor of such proposal.  Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.02.  Notwithstanding the foregoing provisions of this Section 1.02, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to matters set forth in this Section 1.02. Nothing in this Section 1.02 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 1.03. Special Meetings.  Special meetings of stockholders, for any purpose or purposes, may be called at any time by the Chairman of the Board, the President or the Secretary, and shall be called by the Chairman of the Board, the President or the Secretary upon the written request of a majority of the Board of Directors or of the holders of record of shares having a majority of the voting power of the stock of the corporation then entitled to vote for the election of directors, such written request to state the purpose or purposes of the meeting and to be delivered to the Chairman of the Board, the President or the Secretary.

Section 1.04. Notice and Waiver of Notice.  Unless otherwise provided by law, notice of each meeting of stockholders of record stating the time, place and purpose or purposes thereof, shall be given to each stockholder of record entitled to vote at such meeting, not less than ten nor more than sixty days before the day on which the meeting is to be held, by delivering a written notice personally or mailing a written notice to each stockholder of record entitled to vote thereat or by providing notice in such other form and by such other method as may be permitted by the DGCL.  If mailed, the notice shall be directed to the stockholder in a postage-prepaid envelope at his address as it appears on the stock books of the corporation unless, prior to the time of mailing, he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.  Notice of any meeting of stockholders need not be given to any person who may become a stockholder of record after the record date of such meeting fixed pursuant to Section 7.03, nor to any person who shall attend the meeting in person or by proxy nor to any stockholder who shall sign a waiver of such notice in writing either before, after or at the time of such meeting. Except as otherwise provided by law, notice of any adjourned meeting of stockholders need not be given.

Section 1.05. List of Stockholders. The Secretary, or other officer of the corporation who has charge of the stock ledger of the corporation, shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to such meeting, either at a place within the city where such meeting is to be held, which place shall be specified in the notice of such meeting, or, if not so specified, at the place where such meeting is to be held, and such list shall be produced and kept at the time and place of such meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 1.06. Organization.  Meetings of the stockholders shall be presided over by the Chairman of the Board or by another chair designated by the Board of Directors; and the Secretary, or in the absence of the Secretary, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.  The order of and the rules for conducting business at all meetings of the stockholders shall be determined by the chairman of the meeting.

Section 1.07. Quorum.  At all meetings of stockholders, the holders of record, present in person or by proxy, of shares having a majority of the voting power of the stock of the corporation entitled to vote thereat, shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the holders of record of shares having a majority of the voting power of the stock of the corporation represented in person or by proxy at the time and place of the meeting, or of any adjournment thereof, may adjourn the meeting from time to time, without notice other than announcement at the time and place of such meeting or adjournment, until a quorum shall be present. At any adjourned session of any such meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 1.08. Voting.  When a quorum is present at any meeting of stockholders, the vote of the holders of shares having a majority of the voting power of the stock of the corporation represented and entitled to vote at such meeting shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. A stockholder may vote either in person or by proxy, but no proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period.

Section 1.09. Consent in Lieu of Meeting.  Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the holders of record of shares having not less than the minimum voting power that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 1.10. Inspectors.  In advance of or at any meeting of the stockholders, the Board of Directors or the chairman of the meeting may, and shall if required by applicable law, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof and make a written report thereof.  Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  Upon request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

ARTICLE II

Directors

Section 2.01. Number.  The number of directors which shall constitute the whole Board of Directors shall be no fewer than three nor more than thirty. The first Board of Directors shall consist of three directors. Thereafter, within the minimum and maximum above specified, the number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors or, in the absence thereof, shall be the number of directors elected at the preceding annual meeting of stockholders.

Section 2.02. Election;  Nomination.

(a) General Rule.  Directors shall be elected at each annual meeting of stockholders, and may also be elected as provided in Section 2.05 of this Article.  Each director shall be elected by a “majority of the votes cast” (as defined herein) with respect to the director, unless the election is contested, in which case directors shall be elected by a plurality of the votes cast.  For purposes of this Section 2.02, an election is contested if as of a date that is fourteen (14) days in advance of the date the corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected.  For purposes of this Section 2.02, a “majority of the votes cast” means that the number of shares voted “for” a director exceeds the number of votes cast “against” that director.  In an election that is not contested, if a director does not receive a majority of the votes cast for his or her election, as determined based upon the certified election results, the director shall promptly tender his or her resignation to the Board of Directors for consideration by the Nominating and Governance Committee thereof.  The Nominating and Governance Committee shall promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the Board of Directors the action to be taken with respect to such tendered resignation.  The Board of Directors will determine whether to accept or reject such resignation, or what other action should be taken, within 90 days from the date of the certification of election results.  Directors need not be stockholders of the corporation. Only persons who are nominated in accordance with the procedures set forth in this Section 2.02 shall be eligible for election as directors.

(b) Stockholder Nominations.  Nominations of persons for election to the Board of Directors of the corporation may be made by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.02.  Nominations by stockholders shall be timely submitted in writing to the Secretary in accordance with the provisions of Section 1.02.  Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class and number of shares of capital stock of the corporation which are beneficially owned by such person; (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) and between the beneficial owner and such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to Section 1.02.

(c) Determination of Propriety of Nominations.  At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee.  The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws; and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded. The foregoing notice provision shall not apply to any person nominated by the Board of Directors for election as a director in the place of any person nominated by the Board who, after the notice of the meeting of stockholders has been mailed and prior to the meeting, dies or declines or is unable to serve as a director if nominated and elected.

Section 2.03. The Chairman of the Board.  The Board of Directors may elect from among its members one member to serve as Chairman of the Board, which member shall serve as Chairman of the Board until another member is elected to the position. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders.

Section 2.04. Term of Office.  Each director shall serve until his successor is elected and qualified, or until his death, resignation, disqualification or removal.

Section 2.05. Resignations; Filling of Vacancies.  Any director may resign at any time by giving notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Unless otherwise specified in such notice, such resignation shall be effective upon receipt of such notice by the Board of Directors or such officers.  Vacancies in the Board of Directors, whether caused by resignation, removal, death or any other reason, and newly created directorships resulting from any increase in the authorized number of directors, may be filled either by majority vote of the directors then remaining in office (whether or not sufficient in number to constitute a quorum), or by a sole remaining director, or by a plurality of the votes cast at the meeting of stockholders held for that purpose. In the event that one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned effective at a future date, shall have power to fill the vacancy or vacancies which will result when such resignation or resignations become effective, the vote thereon to take effect when such resignation or resignations become effective.

Section 2.06. Powers.  The business and affairs of the corporation shall be managed by the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

ARTICLE III

Meetings of the Board of Directors

Section 3.01. Place.  Meetings of directors, both regular and special, may be held either within or without the State of Delaware.

Section 3.02. Annual and Regular Meetings.  The annual meeting of the Board of Directors for the election of officers, and for the transaction of such business as may be deemed desirable by the directors present, shall be held in each year immediately following the annual meeting of stockholders, at the place of such meeting, or at such time and place as the retiring Board of Directors may have designated. If the annual meeting of the Board of Directors is so held, no notice thereof need be given. If the annual meeting shall be held as soon after the annual meeting of stockholders as practicable, upon notice as required for special meetings of the Board of Directors under Section 3.03. The Board of Directors from time to time may provide for the holding of regular meetings and fix the times and places of such meetings, and no notice need be given of regular meetings held at the times and places so fixed.

Section 3.03. Special Meetings and Notice thereof; Waiver of Notice.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or the Secretary, and shall be called by the Chairman of the Board, the President or the Secretary upon the written request of any two directors, such written request to state the purpose or purposes of the meeting and to be delivered to the Chairman of the Board, the President or the Secretary. Notice of each special meeting of the Board of Directors shall be mailed to each director, postage prepaid, addressed to him at his residence or his usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable or shall be telephoned or delivered to him personally not later than the day before the meeting is to be held. Notice of any special meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof in writing or by telegram, radio or cable, either before, after or at the time of such meeting. Except as otherwise provided by law, notice of any adjourned meeting of the Board of Directors need not be given.

Section 3.04. Quorum.  At each meeting of the Board of Directors (subject to the provision of Section 2.04 regarding the filling of vacancies), the presence of a majority of the total number of directors constituting the whole Board of Directors shall constitute a quorum for the transaction of business. Except as otherwise provided in these By-Laws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting or of any adjournment thereof (or if only one director be present, then that one) may adjourn the meeting from time to time, without notice other than announcement at the time and place of such meeting or adjournment, until a quorum shall be present. At any adjourned session of any such meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 3.05. Consent in Lieu of Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as applicable, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee, as applicable.

Section 3.06. Participation of Telephone.  Directors may participate in any meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and such participation shall constitute such directors’ presence at such meeting.

ARTICLE IV

Executive Committee and Other Committees

Section 4.01. Creation of Committee.  The Board of Directors may, by action of a majority of the whole Board of Directors, designate an Executive Committee and/or one or more other committees, each consisting of two or more directors.

Section 4.02. Powers of Committee.  Subject to any limitations imposed by law or by resolution adopted by a majority of the whole Board of Directors, the Executive Committee shall have and may exercise, when the Board of Directors is not in session, all power and authority of the Board of Directors in the management of the business and affairs of the corporation, except any power or authority in reference to (a) amending the Certificate of Incorporation, (b) approving an agreement of merger or consolidation, (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, (d) approving the dissolution of the corporation or the revocation of a dissolution, (e) altering, amending or repealing these By-Laws, (f) declaring a dividend or authorizing any other distribution to the stockholders, (g) authorizing the issuance of capital stock of the corporation, or any rights, options or warrants to acquire the same, except pursuant to a plan previously approved by the Board of Directors, (h) designating any committee of the Board of Directors or appointing or removing a member of any committee designated by the Board of Directors, (i) filling vacancies on the Board of Directors, or (j) electing or removing the Chairman of the Board or an officer of the corporation. Each other committee shall have and may exercise, when the Board of Directors is not in session, such powers, not exceeding those which may be granted to the Executive Committee, as the Board of Directors shall confer.

Section 4.03. Meetings and Proceedings.  Except as otherwise provided in these By-Laws or by resolutions of the Board of Directors, each committee may adopt its own rules governing the conduct of its proceedings. All action by any committee shall be reported to the Board of Directors at the next meeting thereof and shall be subject to revision and alteration by the Board of Directors, provided that no such revision or alteration shall affect the rights of third parties. At each meeting of any committee, the presence of a majority of the total number of members constituting the committee shall constitute a quorum for the transaction of business. The vote of a majority of the members of the committee present at any meeting at which a quorum is present shall be the action of the committee.

Section 4.04. Term of Office; Resignations; Removals; Filling of Vacancies.  The term of office of a member of a committee shall be as provided in the resolution of the Board of Directors designating the committee or designating him as a member but shall not exceed his term of office as a director. If prior to the end of his term of office as a member of a committee a member should cease to be a director, he shall cease to be a member of the committee. Any member of any committee may resign at any time by giving notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Unless otherwise specified in such notice, such resignation shall be effective upon receipt of such notice by the Board of Directors or such officer. Any member of any committee may be removed at any time from such committee, either for or without cause, by action of a majority of the whole Board of Directors. Vacancies in any committee may be filled by the Board of Directors by action of a majority of the whole Board of Directors.

ARTICLE V

Officers

Section 5.01. Election; Number; Qualifications; Term.  The officers of the corporation shall be elected by a majority of the whole Board of Directors, and shall include a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as may be elected in the discretion of the Board of Directors. Any two or more offices may be held by the same person. Officers need not be directors or stockholders of the corporation. Each officer shall hold office until his successor is elected and qualified, or until his death, resignation, disqualification or removal.

Section 5.02. Powers and Duties in General.  In addition to the powers and duties prescribed by these By-Laws or assigned to them by the Board of Directors, the officers and assistant officers shall have such powers and duties as are usually incident to their respective offices, subject to the control of the Board of Directors.

Section 5.03. The Chief Executive Officer.  The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general charge of the business and affairs of the Corporation and general supervision of its officers, employees and agents. The Chief Executive Officer shall, during any absence of the Chairman of the Board, preside at meetings of the stockholders and carry out all of the duties of the Chairman of the Board, and preside at meetings of the Board of Directors. He shall also perform such other duties as may be assigned to him by the Board of Directors and he shall prepare and present reports to the Board concerning the state of the corporation’s business and affairs. The Board may designate one of the other officers of the corporation to perform the duties of the Chief Executive Officer in his absence.

Section 5.04. The President.  The President shall perform such duties as from time to time may be assigned to him by the Chief Executive Officer.

Section 5.05. The Vice Presidents.  An Executive Vice President, a Senior Vice President or Vice President shall perform such duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors or by any committee thereunto authorized.

Section 5.06. The Secretary.  The Secretary shall cause the minutes of all proceedings of the stockholders and the Board of Directors to be recorded in the minute book of the corporation, shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law, and shall have charge and custody of the records and the seal of the corporation.

Section 5.07. The Treasurer.  The Treasurer shall have charge and custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements, shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated in accordance with these By-Laws, and shall render a report and account of the transactions of the corporation and of the financial condition of the corporation whenever so required by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 5.08. Resignations; Removals; Filling of Vacancies.  Any officer may resign at any time by giving notice of such resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary. Unless otherwise specified in such notice, such resignation shall be effective upon receipt of such notice by the Board of Directors or such officer. Any officer may be removed at any time, either for or without cause, by action of a majority of the whole Board of Directors.

Section 5.09. Bonding.  None of the officers, assistant officers and other employees, agents or representatives of the corporation shall be required to give bond unless the Board of Directors shall in its discretion require any such bond or bonds. Any bond so required shall be payable to the corporation in such amount and with such conditions and security as the Board of Directors may require.

ARTICLE VI

Instruments, Deposits, Checks, Proxies

Section 6.01. Execution of Instruments.  The Chief Executive Officer, the President or any Vice President may enter into any contract or execute and deliver any instrument (including, but not limited to, any check, bill of exchange, order for the payment of money, promissory note, acceptance, evidence of indebtedness or proxy to vote with respect to shares of stock of another corporation owned by or standing in the name of the corporation) in the name and on behalf of the corporation, subject to the control of the Board of Directors. The Board of Directors may authorize any officer, employee or agent to enter into any contract or execute and deliver any such instrument in the name and on behalf of the corporation, and such authorization may be general or confined to specific instances. To the extent authorized by the Board of Directors the signature of any such person may be a facsimile.

Section 6.02. Deposits.  Monies and other valuable effects of the corporation may be deposited from time to time to the credit of the corporation with such depositories as may be selected by the Board of Directors or by any committee, officer or agent of the corporation to whom power of selection may be delegated from time to time by the Board of Directors.

ARTICLE VII

Stock Certificates; Registered Holders

Section 7.01. Issuance; Signatures.  Every holder of stock of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by the Chief Executive Officer, the President or a Vice President, and by either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the corporation. If such certificate is countersigned by a transfer agent other than the corporation or one of its employees, or a registrar other than the corporation or its employees, any other signature on the certificate may be a facsimile. Stock certificates shall be in such form as shall be approved by the Board of Directors.

Section 7.02. Continuing Validity of Signatures.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall cease to be such officer, transfer agent or registrar, whether because of death, resignation or otherwise, before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.03. Record Date.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive any dividend payment, distribution or allotment of rights, or entitled to exercise rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting nor more than sixty days prior to any other action, and only such stockholders as shall be stockholders of record on the record date so fixed shall be entitled to such notice of or to be present or to vote at such meeting or any adjournment thereof, or to express such consent, or to receive such payment, distribution or allotment, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

Section 7.04. Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to have the rights of a stockholder with respect thereto, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7.05. Lost Certificates.  When any certificate of stock is alleged to have been lost, destroyed or wrongfully taken the corporation shall issue a new certificate if the owner (a) so requests before the corporation has notice that the certificate has been acquired by a bona fide purchaser, (b) files with the corporation a sufficient indemnity bond and (c) satisfies any other reasonable requirements imposed by the corporation. The Board of Directors may waive the requirement of any such indemnity bond.

ARTICLE VIII

Miscellaneous

Section 8.01. Offices.  The principal office of the corporation in the State of Delaware shall be at 100 West Tenth Street, Wilmington, Delaware. The corporation may also have offices at other places within or without the State of Delaware.

Section 8.02. Fiscal Year.  The fiscal year of the corporation shall begin on the 1st day of January in each year, and shall end on the 31st day of December in such year.

Section 8.03. Seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

Section 8.04. Compensation of Directors.  The Board of Directors shall have authority to fix the compensation of directors, including the Chairman of the Board. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance of each meeting of the Board of Directors and/or a stated salary as director. Members of committees may be allowed like compensation and expenses for attending committee meetings. No such payment shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

Section 8.05. Compensation of Officers and Employees.  The compensation of the Chief Executive Officer and, to the extent the Board of Directors shall deem advisable, the compensation of all other officers, employees, agents and representatives of the corporation shall be fixed by the Board of Directors or in accordance with procedures adopted by it. Compensation may be contingent and/or measured in whole or in part by the profits of the corporation and its subsidiaries or a segment thereof. Bonuses, other extra or incentive compensation, deferred compensation and retirement benefits may be paid. Such amounts may be payable in cash, stock of the corporation or other property. The Board of Directors may delegate the authority contained in this section to such directors, officers, employees or agents of the corporation as the Board of Directors deems advisable.

Section 8.06. Amendment of By-Laws.  The By-Laws may be altered, amended or repealed from time to time, and new By-Laws may be made and adopted, by action of a majority of the whole Board of Directors or by the stockholders.